[Unofficial Translation of White & Case]









                                    Statutes
                                       of
                             Teplarna Kromeriz, a.s.






                                    June 1996

                               I. BASIC PROVISIONS


The joint-stock company Teplarna Kromeriz, a.s. (the "Company") was founded by a single act [without stock subscription and the constitutive General Meeting] by POWER Development, s.r.o. (the "Founder") as the sole founder, based on a Founder's Deed containing a decision of the Founder pursuant to Section 172 (2) and (3) and Section 171 (1) of the Commercial Code, Act. No. 513/1991 Coll., dated June 20, 1996, in the form of a notarial deed.


                                    Article 1
               Business Name and Registered Office of the Company
               --------------------------------------------------

1.     The business name of the Company shall be:

              Teplarna Kromeriz, a.s.

2.     The registered office shall be in:

              Kromeriz, Na sadkach 3572.


                                    Article 2
                             Duration of the Company
                             -----------------------

The Company was founded for an indefinite period of time.


                                    Article 3
                             Purpose of the Company
                             ----------------------

The purpose of the Company shall be:

1.       Business of buying and selling - purchase of goods and their sale;

2.       Mediating services;

3.       Marketing;

4.       Production and distribution of thermal energy;

5.       Production and distribution of electrical energy.














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


                  II. REGISTERED CAPITAL, SHARES, SHAREHOLDERS


                                    Article 4
                  Registered Capital and Shares of the Company
                  --------------------------------------------

1. The registered capital of the Company shall be Kc 1,000,000 (to wit: one million Czech crowns).

2. The Company's registered capital as defined in Article 4(l) shall be represented by 1,000 registered shares with a nominal value of Kc 1,000 each. The Company's shares shall be issued in physical form.

3. Based on a resolution of the General Meeting, the Company may increase or decrease its registered capital in accordance with binding laws and regulations and the provisions of these Articles of Association.

4. The prior written consent of the General Meeting shall be required for the transfer of the registered share to be valid.


                                    Article 5
                           Shareholders of the Company
                           ---------------------------

1. The rights and obligations of the Company shall be such as determined by laws and regulations and by these Articles of Association. Any national or foreign legal entity or natural person may be a shareholder of the Company.

2. A shareholder shall have the right to obtain a share of the Company's profit (dividend) allocated by the General Meeting for distribution, such share to be determined on a pro rata basis as of the day on which the dividend payment was decided upon. A shareholder shall not be obligated to refund to the Company any dividend accepted in good faith.

3. A shareholder shall not be entitled to demand the return of its capital contribution for the duration of the existence of the Company, or in the event of the Company's winding-up. Upon the Company's winding-up and liquidation, a shareholder shall have the right to receive a share of the remaining assets. Such share shall be determined on the same basis as the shareholder's share of profit (dividend).

4. Any share shall have attached to it the right of the shareholder to participate in the management of the Company. The shareholder shall exercise such right primarily at the General Meeting while complying with the organizational measures for the transaction of business at the General Meeting. Any shareholder may ask for explanations, make motions and vote at the General Meeting.









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


                                    Article 6
                                 Employee Shares
                                 ---------------

1. The Company may issue employee shares. The General Meeting shall decide on the issuance and a detailed procedure for the acquisition, transfer and return of employee shares. In the event that the General Meeting elects to issue any employee shares, the General Meeting shall decide upon an increase in the registered capital of the Company by an amount corresponding to the total nominal value of the employee shares to be issued.


                            III. CORPORATE GOVERNANCE


                                    Article 7
                              Bodies of the Company
                              ---------------------

The Company shall have the following bodies:

         A.       General Meeting;
         B.       Board of Directors; and
         C.       Supervisory Board.


                               A. GENERAL MEETING


                                    Article 8
                        General Meeting and Its Capacity
                        --------------------------------

1. The General Meeting, which shall consist of all the attending shareholders, shall be the supreme body of the Company.

2. Any decision of the General Meeting shall have the form of a resolution which shall be binding on the Company and its bodies.


                                    Article 9
                        Authority of the General Meeting
                        --------------------------------

The General Meeting shall have the exclusive authority to act and decide on the following matters:

(a) any amendments to the Articles of Association in force, or the adoption of new Articles of Association;

(b) any increase in the registered capital or the issuance of the Company's bonds pursuant to Section 160 (1) of the Commercial Code;








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


(c)      any decrease in the registered capital;

(d) the winding up of the Company and the appointment of the liquidator, the transformation of the Company into another corporate form or cooperative, or any merger, consolidation or division of the Company;

(e)      any change in the rights that attach to individual classes of shares;

(f)      the election and removal of Directors;

(g) the election and removal of members of the Supervisory Board, with the exception of those elected pursuant to Section 200 of the Commercial Code;

(h) the approval of financial statements, the distribution of profits and the determination of the amount and method of payment of directors' royalties and dividends;

(i) conversion of physical-form shares into book-entered shares and vice versa;

(j) the method of covering Company's losses incurred in the previous accounting period as well as any subsequent approval of the use of the reserve fund;

(k) any increase in the reserve fund above the level fixed by the Articles of Association;

(1)      the resolution of any dispute arising between the Company's bodies;

(m) the approval of the annual report of the Board of Directors on the business of the Company and the condition of its assets;

(n)      the sale of internal organizational units - branch establishments;

(o)      the settlement of assets remaining after the Company's liquidation;

(p) the issuance of and a detailed procedure for the acquisition, transfer and return of employee shares and the related amendment to the Articles of Association;

(q) a change in the structure of the Company's assets provided that the book value of the assets involved exceeds 10% of the registered capital of the Company;

(r) the lease of the Company's property provided that the book value of the property to be leased exceeds 10% of the registered capital of the Company;

(s) the creation and principles of use of other funds established pursuant to Article 34 (5) of these Articles of Association; and

(t) any other issues reserved for the General Meeting by generally binding laws and regulations or by these Articles of Association.


                                   Article 10
                          Convening the General Meeting
                          -----------------------------

1. The General Meeting shall be convened by the Board of Directors at least once a year no later than eight months after the end of the accounting period or wherever the Board of Directors deems it necessary in the interests of the Company.

2. The General Meeting shall be convened by notice sent to the shareholders by the Board of Directors in such manner as set forth in
         Article 37 hereof and mailed no less than 30 days prior to the General Meeting.

         Notice of the General Meeting shall contain:

         (a)      the business name and the registered office of the Company;

         (b)      the place, date and hour of the General Meeting;

         (c) an indication whether a regular or an extraordinary General Meeting is to be held;

         (d)      agenda of the General Meeting;

         (e) the terms and conditions of the Articles of Association for exercising the voting right;

         (f) such other particulars as stipulated by the Articles of Association or a resolution of the General Meeting or by generally binding laws and regulations.

3.       An extraordinary General Meeting shall be convened by the Board of
         Directors:

         (a) if it discovers that the Company has lost one-third of its registered capital, or has been insolvent for more than three months;

         (b) if so requested by shareholders who own shares the nominal value of which exceeds at least 10% of the registered capital of the Company and such shareholders propose specific business to be transacted at such General Meeting. The Board of Directors shall authorized to verify the identity of such shareholders and the quantity of shares held thereby. In such case, the Board of Directors shall convene the extraordinary General Meeting so that it is held no later than 30 days from receipt of the petition for the convening. If the Board of

                  Directors fails to fulfil this duty, the extraordinary General Meeting shall be convened by a court upon entry submitted by the shareholders. Such shareholders shall have the right to recover the expenses thus incurred.

         (c)      if so required by other serious interests of the Company;

         (d)      if so requested by the Supervisory Board.

4. The Board of Directors (or the Supervisory Board) shall be obligated to include in the agenda of the General Meeting any issue requested by holders of shares the nominal value of which exceeds 10% of the Company's registered capital provided that the request of such shareholders is delivered to the registered office of the Company so that the business concerned can be included in the notice of the General Meeting.

5. A General Meeting shall also be convened by the Supervisory Board if so compelled by the interests of the Company.


                                   Article 11
                                  Voting Right

1.       Each shareholder shall have the rights to attend the General Meeting.

2.       Any shareholder shall exercise its right at the General Meeting:

         (a) directly, either in person or, in the case of a legal entity, through its statutory body authorized to act on its behalf;

         (b) through a proxyholder acting upon an officially authenticated voting proxy indicating the scope of the proxyholder's authority. The written voting proxy shall be deposited at the place and time of the entry of the proxyholder in the attendance list.

3. The number of votes a shareholder has is determined by the nominal value of its shares. Each share of a nominal value of Kc 1,000 shall represent one vote.

4. Each shareholder in attendance at the General Meeting shall be entered into an attendance list to be provided for by the Board of Directors. The attendance list shall contain the business name and the registered office of the legal entity or the name, surname and residence of the natural person who is a shareholder or its agent acting upon a voting proxy, the nominal value of the shares owned by each shareholder and the corresponding number of votes of such shareholder. The attendance list shall have attached to it the voting proxies and its accuracy shall be certified by signatures of the Chairman of the General Meeting and the Minutes Secretary.







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


5. Directors and members of the Supervisory Board shall attend the General Meeting. The auditor shall be authorized to attend the relevant part of the General Meeting in order to familiarize the shareholders approving the financial statements and the annual report of the Company with his statement.

6. The voting shall be by ballot unless the General Meeting resolves otherwise. The shareholders shall first vote on a motion made by the Board of Directors and if such motion is denied, on further motions concerning the item under discussion in the order of submission. Once a motion has been carried, no vote shall be taken on any further motions concerning the given item of the agenda.


                                   Article 12
                         Conduct of the General Meeting
                         ------------------------------

1. The General Meeting shall be opened by the Chairman or Vice-Chairman of the Board of Directors or by a person delegated by the Board of the Directors. The task of any such person is to ensure the election of the Chairman of the General Meeting, the Verifiers (persons authorize to verify the minutes), the Tellers (persons authorized to count votes) and the Minutes Secretary.

2. If the Chairman of the General Meeting is not able, for serious reasons, to preside as Chairman at the General Meeting, the Chairman or Vice-Chairman of the Board of Directors shall take the chair until such time as a new Chairman of the General Meeting has been elected.


                                   Article 13
                       Requirements for a Valid Resolution
                       -----------------------------------

1. The General Meeting shall constitute a quorum if attended, in person or by proxy, by shareholders who own shares the aggregate nominal value of which represents more than half of the registered capital of the Company.

2. If the quorum is not present when one hour has elapsed from the fixed opening of the General Meeting, the Board of Directors shall call a substitute General Meeting to be held within three weeks of the originally convened General Meeting. The substitute General Meeting shall have the same agenda and shall constitute a quorum irrespective of the number of attending shareholders and the nominal value of their shares. This stipulation must be indicated in the notice of the substitute General Meeting.

3. Any business not included in the announced agenda may only be transacted at the General Meeting if all of the attending shareholders or their proxyholders unanimously agree to transact such business.







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


4. Any decision taken by the General Meeting shall require the affirmative vote of a majority of the attending shareholders or their proxyholders, unless a generally binding legal regulation or these Articles of Association require a different majority.

5. The affirmative vote of a two-thirds majority of the attending shareholders shall be required for any decision regarding:

         (a) any amendment to the Articles of Association, or the adoption of new Articles of Association;

         (b)      any increase or reduction of the registered capital;

         (c)      the winding-up of the Company.

         Any decision under Subsection (b) above shall require such majority for each class of shares.

         A notarial deed shall be required in order for any decision under Subsections (a) to (c) to be valid.

6. A decision of the General Meeting regarding any change in the rights attaching to any class of shares shall require the affirmative vote of a two-thirds majority of all of the holders of such shares.


                                   Article 14
                         Minutes of the General Meeting
                         ------------------------------

1. The Board of Directors shall cause minutes of the proceedings of each General Meeting to be made within 30 days of the closing of the General Meeting. The minutes of the General Meeting shall indicate:

         (a)      the business name and the registered office of the Company;

         (b)      the place and time of holding the General Meeting;

         (c) the names of the Chairman of the General Meeting, the Minutes Secretary, the Minutes Verifiers and the Tellers;

         (d) description of the transaction of each item of business on the agenda of the General Meeting;

         (e)      resolutions of the General Meeting and a record of votes;

         (f) the content of a dissent filed by a shareholder, a Director or a member of the Supervisory Board relating to a resolution of the General Meeting if the dissenter so requests.









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


2. Motions and statements presented for discussion at the general Meeting shall be attached to the minutes of the General Meeting.

3. The minutes shall be signed by the Minutes Secretary, the Chairman of the General Meeting and the Minutes Verifiers.

4. Minutes of General Meetings along with notices given and attendance lists shall be kept in the archives of the Company for the entire period of the Company's existence.

5. Any shareholder may ask the Board of Directors for a copy of all or any part of any minutes.


                              B. BOARD OF DIRECTORS

                                   Article 15
                 Status and Authority of the Board of Directors
                 ----------------------------------------------

1. The Board of Directors is a statutory body which shall manage the Company and act on its behalf.

2. The Board of Directors shall decide on any matters of the Company other than those reserved for the General Meeting or the Supervisory Board by laws and regulations or the Company's Articles of Association.

3. The Board of Directors shall have, without limitation, the authority, in such manner as set forth in these Articles of Association:

         (a) to manage business activities and ensure the operation of the Company;

         (b)      to exercise employer's rights;

         (c)      to convene General Meetings;

         (d) to cause the preparation and the submission to the General Meeting of any business required to be transacted at the General Meeting;

         (e)      to implement the resolutions of the General Meeting;

         (f) to provide for the preparation of simplified quarterly balance sheets;

         (g) to cause to be kept proper accountancy and books of account and other documents of the Company pursuant to the applicable law and regulations;












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


         (h) to decide on the execution of agreement on the foundation of corporations and cooperatives and agreements on the foundation of special-purpose associations, and on capital contributions to corporations and cooperatives;

         (i)      to draw up the annual investment and operation budgets;

         (j)      to assume liability on borrowings and loans;

         (k)      to determine the business policy;

         (1)      to lay down the principles of collective agreement;

         (m)      to draw on the reserve fund, if necessary;

         (n) to lease immovable assets of the Company for an indefinite period of time on a prior notice of more than three months or for a definite period of time exceeding 12 months provided that the book value of such assets is not in excess of 10% of the registered capital of the Company;

         (o)      to set the remuneration of members of the Supervisory Board;

         (p)      to decide on any changes in the organization of the Company,
                  including,   but  not  limited  to,  the   establishment   and
                  winding-up of branch enterprises;

         (q) to decide on the establishment of an operational committee on which to delegate its powers, and to appoint and remove members of such committee and fix their remuneration;

         (r) to appoint and remove the Chief Executive Officer and managers of the Company pursuant to the provision of Section 27 of the Labor Code;

         (s)      to grant procuration.

4. Any Director assuming any liability on behalf of the Company must be authorized in writing to do so by the Board of Directors. Directors shall be registered in the Commercial Register. Action of and signing by the Board of Directors on behalf of the Company shall be governed by Articles 29 and 30 hereof.

5. In its activities, the Board of Directors shall follow the principles and instructions approved by the General Meeting.












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


                                   Article 16
                   Composition, Appointment and Term of Office
                   -------------------------------------------
                            of the Board of Directors
                            -------------------------

1.       The Board of Directors shall be composed of 3 Directors.

2. The term of office of Directors shall be three years, but shall not expire until a new Board of Directors has been elected. Each Director may be re-elected.

3. Any director may resign from his office by written resignation delivered to the Board of Directors. In such event, the term of office of the resigning director shall terminate as of the day on which the General Meeting acted upon his resignation.

4.       The Directors shall elect one of their number to be Chairman.


                                   Article 17
                   Calling Meetings of the Board of Directors
                   ------------------------------------------

1.       The Board of Directors shall meet at least once a month.

2. The Chairman or in his absence, the Vice-Chairman, shall call meetings of the Board of Directors by written notice indicating the place, date, hour, and agenda of the meeting. The notice must be delivered to the Directors not less than three days prior to the meeting, unless the date and other particulars of such meeting were discussed at the previous meeting of the Board of Directors. If agreed by all Directors, a meeting may also be called by wire or by facsimile. Even in such case, however, the notice must contain all of the aforementioned particulars, and the Directors must confirm its receipt.

3. The Chairman shall be obligated to call a meeting at any time if so requested by any Director or by the Supervisory Board.

4. Meetings of the Board of Directors shall be held at the registered office of the Company, unless otherwise determined by the Board of Directors.

5.       No person may substitute on behalf of a director.

6. The Board of Directors may, in its own discretion, invite members of other bodies of the Company or the Company's employees or shareholders or any other persons to attend its meeting.












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


                                   Article 18
                  Conduct of Meetings of the Board of Directors
                  ---------------------------------------------

1. The Chairman of the Board of Directors shall chair meetings of the Board of Directors. In his absence, the meeting shall be chaired by the Vice-Chairman.

2. Minutes signed by the Chairman of the Board of Directors and a Minutes Secretary designated by the Board of Directors shall be made of the business transacted and action taken at the Board of Directors' meetings. Each Director shall have the right to have his differing views on the business transacted entered in the minutes. Minutes of Board of Directors' meetings shall be kept in the archives of the Company for the entire period of the Company's existence. A copy of the minutes shall be sent to the Supervisory Board for information.

3. The Company shall bear the expenses incurred in connection with meetings and other activities of the Board of Directors.


                                   Article 19
                        Action by the Board of Directors
                        --------------------------------

1. The Board of Directors shall constitute a quorum if at least two Directors are present at the meeting.

2. The affirmative vote of a majority of the attending Directors shall be required to take action in respect of any business transacted at a meeting. In the event of tie votes, the Chairman shall have the deciding vote.

3. When the Chairman of the Board of Directors is elected or removed, the person concerned shall abstain from voting.


                                   Article 20
                 Action by Board of Directors Without a Meeting
                 ----------------------------------------------

1. The Board of Directors may take action outside of a meeting, if consent thereto is given by all the Directors. In such case, however, each Director must make a written statement with respect to the proposed action, and the action must be approved by a unanimous vote.

2. Any action taken outside of a meeting must be entered in the minutes of the next succeeding meeting of the Board of Directors.

3. The Chairman of the Board of Directors shall provide for any and all organizational measures connected with taking action without a meeting.









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


                                   Article 21
                               Duties of Directors
                               -------------------

1. Each Director shall perform his duties as a director with due care, and shall maintain the confidentiality of any information and facts whose disclosure to third parties might cause damage to the Company.

2. Each Director shall also be obligated to comply with restrictions concerning non-competition as stipulated by the applicable provisions of generally binding laws and regulations.

3. Any breach of the duties referred to in Sections 1 and 2 above shall have such consequences as provided for by generally binding laws and regulations.

4. Each Director shall be liable to the Company for any damage due to a breach in the performance of his duties on the terms and conditions and to the extent determined by generally binding laws and regulations. In the event that more Directors should cause such damage, they shall be liable jointly and severally.


                              C. SUPERVISORY BOARD


                                   Article 22
                  Status and Authority of the Supervisory Board
                  ---------------------------------------------

1.       The Supervisory Board shall supervise the performance of duties by the
         Board  of  Directors  and  the  conduct  of  the   Company's   business
         activities.

2. Members of the Supervisory Board shall have access to any documents and records relating to the activities of the Company and shall inspect whether accounting records are properly kept in accordance with the fact and whether the Company's business is conducted in compliance with laws and regulations, these Articles of Association and instructions of the General Meeting.

3. The Supervisory Board shall review the financial statements and the proposal for the distribution of profits, and submit to the General Meeting a report on the results of such review. The Supervisory Board shall also review the simplified quarterly balance of the Company pursuant to Section 8 of Article 35 hereof.

4. The Supervisory Board shall approve the nomination for the auditor to review financial statements pursuant to Section 2 of Article 35 hereof.











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5.       Members of the  Supervisory  Board shall attend the General Meeting and shall be obligated to inform the General Meeting of the results of their supervisory activities.

6. The Supervisory Board shall convene a General Meeting if so required by the interests of the Company and make proposals to the General Meeting of actions to be taken.

7.       The Supervisory Board shall fix the remuneration of Directors.


                                   Article 23
                      Composition of the Supervisory Board
                      ------------------------------------

1. The Supervisory Board shall consist of 3 members. No member of the Supervisory Board may concurrently serve as a Director, the Chief Executive Officer, the Company's Proxy or any person entered in the Commercial Register as a person authorized to act on behalf of the Company.

2. Two-thirds of the members of the Supervisory Board shall be elected and removed by the General Meeting and one-third by employees of the Company. So long as the number of employees is below 50, all members of the Supervisory Board shall be elected by the General Meeting.

3. The term of office of the Supervisory Board shall be three years, but shall not terminate until a new Supervisory Board has been elected. Any member of the Supervisory Board may be re-elected.

4. Any member of the Supervisory Board may resign from his office by written resignation delivered to the Supervisory Board. In such event, the term of office of the resigning member shall terminate as of the day on which the General Meeting acted or should have acted upon the member's resignation. If the number of members should decrease below one-half, the Supervisory Board shall be obligated to call, without unnecessary delay, an extraordinary General Meeting which shall discuss the resignation and elect new members of the Supervisory Board.

5. The members of the Supervisory Board shall elect one of their number to be Chairman of the Supervisory Board.

6. The Supervisory Board shall appoint one of its members to represent the Company in proceedings before court and other authorities conducted against Directors.













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


                                   Article 24
                      Callling Supervisory Board's Meetings
                      -------------------------------------

1.       The Supervisory Board shall meet at least once every three months.

2. The Supervisory Board Chairman shall call meetings of the Supervisory Board by written notice indicating the place, date, hour, and agenda of the meeting. The notice must be delivered to members of the Supervisory Board not less than fifteen days prior to the meeting. If agreed by all the members, a meeting may also be called by wire or by facsimile. Even in such case, however, the notice must contain all of the aforementioned particulars, and the members must confirm its receipt.

3. Meetings of the Supervisory Board shall be held at the registered office of the Company, unless otherwise determined by the Supervisory Board.

4.       No person may substitute on behalf of a member of the Supervisory
         Board.

5. The Supervisory Board may, in its own discretion, invite members of other bodies of the Company or the Company's employees or shareholders to attend its meetings.


                                   Article 25
                  Conduct of Meetings of the Supervisory Board
                  --------------------------------------------

1. The Chairman of the Supervisory Board or, in his absence, any member of the Supervisory Board shall chair a meeting of the Supervisory Board.

2. Minutes signed by the Chairman of the Supervisory Board and a Minutes Secretary designated by the Supervisory Board shall be made of the business transacted and action taken at each meeting of the Supervisory Board. Each member of the Supervisory Board shall have the right to have his differing views on the business transacted entered in the minutes. Minutes of meetings of the Supervisory Board shall be kept in the archives of the Company for the entire period of the Company's existence.

3. The Company shall bear the expenses incurred in connection with meetings and other activities of the Board of Directors.

                                   Article 26
                       Resolution of the Supervisory Board
                       -----------------------------------

1. The Supervisory Board shall constitute a quorum if a majority of the members are present at the meeting.

2. The affirmative vote of a majority of all members of the Supervisory Board, not only those in attendance, shall be required to adopt a resolution in respect of any business transacted at a meeting.

3. When the Chairman of the Supervisory Board is elected or removed, the person concerned shall abstain from voting.


                                   Article 27
                   Duties of Members of the Supervisory Board
                   ------------------------------------------

1. Each member of the Supervisory Board shall perform his duties with due care, and shall maintain the confidentiality of any information and facts whose disclosure to third parties might cause damage to the Company. The controlling power and authority of the members of the Supervisory Board shall not be affected thereby.

2. Each member of the Supervisory Board shall also be obligated to comply with restrictions concerning non-competition as stipulated by the applicable provisions of generally binding laws and regulations.

3. Each member of the Supervisory Board shall be liable to the Company for any damage due to a breach in the performance of his duties under the terms and conditions and to the extent determined by generally binding laws and regulations. In the event that more members of the Supervisory Board should cause such damage, they shall be liable jointly and severally.


                                   Article 28
                Rules for Setting the Remuneration and Royalties
                ------------------------------------------------
           of Members of Board of Directors and the Supervisory Board
           ----------------------------------------------------------

1. Directors and members of the Supervisory Board shall receive remuneration which may be increased by a share of profits in the form of royalties in such amounts and on such terms and conditions as set by the General Meeting and these Articles of Association.

2. Royalties shall be payable on condition that tax duties, allocations to funds and installments on loans shall have been made and fulfilled pursuant to these Articles of Association, generally binding laws and regulations and the collective agreement.

3. Further provisions for the award of remuneration and royalties shall be as follows:

         (a) a Director or a member of the Supervisory Board who has served on the respective board of the Company for less than one year shall receive a pro rata allocation of the royalty awarded. No pro rata allocation shall be payable to a Director or a member of the Supervisory Board who has served on the respective board for less than two months;

         (b) no royalty shall be payable to a Director or a member of the Supervisory Board who is an employee of the Company under a manager's employment agreement;

         (c) The Chairman of the Board of Directors shall be liable for compliance with the terms and conditions for the determination of remuneration and royalties under Section 1 of Article 29.


                 IV. ACTION AND SIGNING ON BEHALF OF THE COMPANY


                                   Article 29
                         Action on Behalf of the Company
                         -------------------------------

1. The Board of Directors, in its capacity as statutory body entered in the Commercial Register, shall act on behalf of the Company. The Board of Directors shall act as follows:

         (a) through the Chairman of the Board of Directors acting independently; or

         (b) through any Director authorized in writing by the Board of Directors, acting independently and within the scope of his authorization.

2. In addition, corporate proxies may act (do legal acts) on behalf of the Company to the extent of procuration granted by the Board of Directors pursuant to the provisions of Section 14 of the Commercial Code. The grant of the procuration must be recorded in the Commercial Register.

3.       Other persons who may act on behalf of the Company shall be as follows:

         (a) other employees of the Company, if so provided by internal regulations of the Company, or in legal acts incident to the activities of such employees or if performance of legal acts is customary in the positions held by such employees (pursuant to the provisions of Section 5 of the Commercial Code and
                  Section 20 (2) of the Civil Code);

         (b) agents on the basis of an authorization or a power of attorney granted by the Board of Directors. Such authorization or power of attorney must specify the scope of authority or powers.

                                   Article 30
                  Signatory Authority on Behalf of the Company
                  --------------------------------------------


1. In signing on behalf of the Company, the signature(s) of (a) all of the Directors jointly, or (b) the Chairman of the Board of Directors independently, or (c) any single Director who has been authorized in writing by the Board of Directors, within the scope of his authority, shall be attached to the written or printed Company's name or seal.

         The mode of signing on behalf of the Company shall be entered in the Commercial Register.

2. The Company's proxies shall sign on behalf of the Company by adding notice of procuration to their signatures.

3.       Other persons who may sign on behalf of the Company are as follows:

         (a) other employees of the Company, if so provided by internal regulations of the Company, or in legal acts incident to the activities of such employees or if performance of legal acts is customary in the positions held by such employees (pursuant to the provisions of Section 5 of the Commercial Code and
                  Section 20 (2) of the Civil Code);

         (b) agents on the basis of an authorization or a power of attorney granted by the Board of Directors.


                     V. FINANCIAL MANAGEMENT OF THE COMPANY


                                   Article 31
                                Accounting Period
                                -----------------

The accounting period shall be identical with the calendar year.


                                   Article 32
            Profit Distribution, Creation and Use of Company's Funds
            --------------------------------------------------------

1. Any profit remaining after the Company has fulfilled its tax liabilities pursuant to generally binding laws and regulations shall be used to make the statutory and other allocations to the Company's funds, to invest in development plans and for such other purposes as approved by the General Meeting, and to pay dividends to the shareholders and royalties to the Directors and members of the Supervisory Board.

2. The reserve fund of the Company shall be increased by allocation of after-tax profit in a minimum amount of 5% of the net profit for the previous accounting period until the reserve fund reaches a level of 20% of the registered capital. The Board of Directors shall decide on the use of the reserve fund. The reserve fund shall be used to cover the Company's losses, or to bridge unfavorable developments in the Company's management only to the extent such reserve fund is mandatorily created pursuant to the Commercial Code.

3. The General Meeting shall decide on any increase of the reserve fund over and above the limit determined in the previous Section.

4. The Company may create other funds on the basis of a resolution of the General Meeting. The Board of Directors shall decide on the use of such funds according to principles set by the General Meeting.


                                   Article 33
                   Financial Statements, Economic Information,
                   -------------------------------------------
                         Records and Profit Distribution
                         -------------------------------

1. The Company shall keep books of account and accounting records in the prescribed manner and in compliance with generally binding laws and regulations and prepare financial statements and submit them to the relevant Company's bodies. The Company shall manage its business activities in accordance with generally binding laws and regulations.

2. The Board of Directors shall be liable for the proper keeping of the books of account. The Board of Directors shall submit financial statements, prepared in accordance with the applicable accounting laws and regulations, to such auditors as approved by the Supervisory Board, along with a request for review of the results of Company's operations for the particular year. Immediately after receiving the auditors report regarding the review of the financial statements and the annual management of the Company, the Board of Directors shall deliver the financial statements along with the auditors reports and a proposal for profit distribution to the Supervisory Board.

3. The financial statements must provide full information on the condition of the Company's assets and finance and on the amount of profit made or loss incurred in the previous accounting period.

4. The Supervisory Board shall review the financial statements and the proposal for profit distribution and give the General Meeting notice of the results of such review.

5.       The Company shall cause auditors:

         (a)      to audit the Company's financial statements;

         (b) to audit the result of the Company's operations for the particular year;

         (c) to prepare a report on the audit of the financial statements and the result of the Company's operations.

6. Once a year, the Company shall publish its annual report upon approval by the General Meeting.

7. The Company shall disclose data from the audited financial statements in such manner as stipulated by generally binding laws and regulations.

8. In addition to the financial statements, the Board of Directors shall provide for the preparation of simplified quarterly balance sheets of the Company for the elapsed calendar quarter. Such simplified quarterly balance sheet shall be subject to review by the Supervisory Board.


                                   Article 34
                       Increase of the Registered Capital
                       ----------------------------------

1. The General Meeting shall decide on any increase in the registered capital of the Company. It shall do so on such terms and conditions as provided and in such manner as implied by generally binding laws and regulations. The resolution of the General Meeting regarding an increase in the registered capital shall require the affirmative vote of a two-thirds majority of the attending shareholders. Such majority shall be required with each class of shares. A notarial deed shall be made of such resolution.

2. In the event that an increase in the registered capital is to be made by subscription of new shares, the General Meeting shall determine the manner and the terms and condition for such subscription and repayment. A breach of the duty to pay up the subscribed shares in a timely manner shall have such consequences as provided by generally binding laws and regulations.

3. The existing shareholders shall have a pre-emptive right to subscribe newly issued shares intended to increase the registered capital.

4. Any increase in the registered capital must be recorded in the Commercial Register. The Company may ask for such registration when all of the shares have been subscribed for and at least 30% of their nominal value has been paid up.

                                   Article 35
                       Reduction of the Registered Capital
                       -----------------------------------

1. The registered capital of the Company may only be reduced based on a resolution of the General Meeting approved by a two-thirds majority of the attending shareholders. Such majority shall be required for each class of shares. The resolution of the General Meeting shall indicate the reason for the reduction of the registered capital, to the extent of such reduction, the procedure by which it is to be carried out and the deadline for the delivery of the shares to the Company. A notarial deed shall be made of such resolution.

2. The registered capital may not be reduced below its minimum level stipulated by generally binding laws and regulations.

3. The reduction of the registered capital shall be carried out by such procedures as provided by generally binding laws and regulations.


                              VI. FINAL PROVISIONS


                                   Article 36
                    Winding-Up and Dissolution of the Company
                    -----------------------------------------

1.       The Company may be wound-up:

         (a) by a resolution of the General Meeting to wind-up the Company and to transform it into another corporate form or a cooperative, or to merge, consolidate or divide the Company;

         (b) by a resolution of the General Meeting to wind-up and liquidate the Company;

         (c) by the decision of a court regarding the winding-up of the Company;

         (d) upon a declaration of bankruptcy proceedings in respect of the Company's assets or rejection of an application for such declaration on the grounds of insufficient assets.

2. Any of the decisions referred to in Article 36(a) and (b) shall require the affirmative vote of a two-thirds majority of votes cast at the General Meeting. A notarial deed shall be prepared in respect of any such decision.

3. The manner in which the Company shall be liquidated upon the winding-up shall be governed by generally binding laws and regulations. The General Meeting shall decide on the settlement of any assets remaining upon the liquidation of the Company. Such remaining assets shall be distributed among the shareholders on a pro rata basis. Shareholders representing at least one-tenth of the registered capital of the Company may apply to the court of competent jurisdiction for the removal of the liquidator appointed by the General Meeting and for the appointment of another person in his stead, while stating the grounds for such application.

4. The Company shall be made defunct as of the day of its deletion from the Commercial Register.


                                   Article 37
                                     Notice
                                     ------

1. Notice of any information stipulated by generally binding laws and regulations, these Articles of Association and a resolution of the General Meeting shall be sent to registered shareholders by letter of facsimile.

2. Any writings to be received by particular persons shall be delivered to such addresses as such persons have announced to the Company.


                                   Article 38
            Legal Relationships of the Company and Dispute Resolution
            ---------------------------------------------------------

1. The incorporation, legal relationships and dissolution of the Company, as well as any legal relationships under these Articles of Association and any labor-law and other relationships within the Company shall be governed by Czech laws.

2. Any disputes arising between the shareholders and the Company, or between the Company and members of its bodies, as well as any disputes among the shareholders concerning their interests in the Company, shall be resolved amicably by mutual agreement. Any such dispute which cannot be resolved by agreement shall be resolved by a court of competent jurisdiction applicable, except as otherwise indicated by the provisions of generally binding laws and regulations, according to the seat of the Company, unless the parties enter into an arbitration agreement.


                                   Article 39
                    Amendment to the Articles of Association
                    ----------------------------------------

A motion for an amendment to the Articles of Association shall be submitted to the General Meeting by:

         (a)      the Board of Directors; or

         (b)      the shareholders.

                                   Article 40
                Record of the Company in the Commercial Register
                ------------------------------------------------

1. The Company shall be recorded in the Commercial Register maintained by the Regional Commercial Court in Brno.

2. The items to be recorded in the Commercial Register shall be such as stipulated by the generally binding legal regulation and any change in or cessation of the recorded facts.


                                   Article 41
                                  Severability
                                  ------------

If any provision of these Articles of Association is found to be invalid, ineffective or subject to dispute, whether by reason of applicable laws or any amendment thereof, or if any provision is lacking, the validity and effectiveness of the remaining provisions shall not be affected thereby. The provision concerned shall be replaced either by such provision of the applicable generally binding legal regulation as shall come closest in nature and purpose to the purpose contemplated by the Articles of Association or, in the absence of such provision, by an arrangement customary in business relations.